UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-17248	68-0023931

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former name or former address, if changed since last report.)
____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit 10 – Modification to Credit Agreement (Owens Mortgage Investment Fund)
Exhibit 10.1 – Modification to Credit Agreement (Owens Financial Group)
Exhibit 20 – Prospectus Supplement No. 2 dated October 19, 2009

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Modification to Credit Agreement of Owens Mortgage Investment Fund

Owens Mortgage Investment Fund, a California Limited Partnership (“the Partnership”) has a line of credit agreement with a group of banks (“the Lenders”), which provides interim financing on mortgage loans invested in by the Partnership. All assets of the Partnership are pledged as security for the line of credit. The line of credit is guaranteed by Owens Financial Group, Inc., the General Partner of the Partnership. The line of credit matured by its terms on July 31, 2009. On August 4, 2009, the Partnership received a letter from the Agent for the Lenders (“the Agent”) that stated that the Partnership’s obligations under the credit agreement had matured and all principal and accrued interest thereunder was due and owing. The letter also stated that the Partnership would not be permitted to receive any further advances under the line of credit. While the letter did not demand any actions by the Partnership regarding the outstanding line of credit balance, the letter reserved all of the Lenders’ contractual and legal rights against the Partnership. As previously reported in a Current Report on Form 8-K filed August 10, 2009, the General Partner sought to negotiate for the Partnership a short-term extension of the maturity of the line of credit.

On October 13, 2009, a Modification to Credit Agreement (the “Modification”) was executed by the Partnership and the Lenders.  The Modification provides for the extension of the line of credit’s maturity date to March 31, 2010, during which period the Lenders are not required to advance any additional amounts. Additionally, the Modification requires the Partnership, by October 30, 2009, to:

•
Deliver to the Agent deeds of trust on real property owned by the Partnership and/or assignments of promissory notes and related assignments of deeds of trusts (collectively, “Assignments”) for current performing note receivables. The total value of the real estate encumbered by the deeds of trust and the value of the notes receivable for which Assignments are provided must be at least 200% of the principal balance of the line of credit (which balance is currently $39,446,000).  Such security will be removed at the rate of 200% of any principal payments on the line of credit.

•	Provide the Agent with title insurance for the deeds of trust delivered to the Agent.

The Modification also makes other significant modifications to the credit agreement, including the following:

•
The unpaid principal amount on the line of credit will bear interest prior to maturity at a rate per annum equal to 1.50% in excess of the prime rate in effect from time to time but in no event will interest accrue at less than 7.50% per annum.

•
The Partnership’s “Profitability” financial covenant is deleted and replaced with a “Maximum Outstanding Principal to Asset Value Ratio” financial covenant requiring the Partnership not to permit the outstanding principal balance on the line of credit to exceed 65% of the sum of (a) the value of the Partnership’s real estate and (b) the principal balance due on the Partnership’s non-delinquent notes receivable.

•
All proceeds (less reasonable costs) to the Partnership from liquidating any real estate or other investment asset, and all principal payments received by the Partnership on notes receivable other than the currently due installment (other than at maturity), shall be paid to Lenders for application to the outstanding principal balances on the line of credit.

•
The Partnership will not be allowed to redeem or repurchase any interest in the Partnership or make any distribution of assets to its partners, whether cash, property or securities, except that the Partnership may make distributions to its partners up to a 3.0% annual return on their investment in any one year, provided that no event of default under the credit agreement is pending or would be caused by the distribution.

The unavailability of further advances on the line of credit, increased interest rate and other terms and conditions of the Modification reduce the amount of cash available to the Partnership, for purposes such as Partnership investments, distributions to limited partners and other expenditures. In order to cause these restrictions on the Partnership to expire, the Partnership intends to retire the entire outstanding balance on the line of credit as soon as practicable and no later than its extended maturity date of March 31, 2010.  The Partnership anticipates that it will have sufficient funds to retire the line of credit, using sales proceeds from three owned properties currently in contract to be sold and additional anticipated loan payoffs.  However, there can be no assurance that such property sale transactions will be completed promptly, or that such loan payoffs will be received. On October 15, 2009, subsequent to the Modification being executed, the Partnership paid the line of credit down by approximately $8,176,000 with the proceeds of a loan payoff. The balance on the line of credit is now approximately $31,270,000.

The Partnership has supplemented its Prospectus with respect to its offering of Units of Limited Partnership Interests, as set forth in Prospectus Supplement No. 2 dated October 19, 2009, in order to reflect the execution of the Modification. Prospectus Supplement No. 2 was sent to the Partnership’s limited partners on October 19, 2009, and is included with this report as Exhibit 20.

Modification to Credit Agreement of Owens Financial Group, Inc.

Owens Financial Group, Inc. (the “General Partner”) has a line of credit agreement with the same group of banks that are the Lenders under the Partnership’s credit agreement.  In order to obtain a waiver of financial covenant violations under the General Partner’s credit agreement, the General Partner agreed to have its line of credit frozen as of March 27, 2009.  Additionally, the General Partner’s line of credit matured by its terms on July 31, 2009 and, on August 4, 2009, the General Partner received a letter from the Agent for the Lenders that stated that all principal and accrued interest thereunder was due and owing and reserved all of the banks’ contractual and legal rights against the General Partner.  The principal balance of the General Partner’s line of credit is currently $13,978,000.

On October 13, 2009, a Modification to Credit Agreement (the “GP Modification”) was executed by the General Partner and the Lenders. The GP Modification provides for the extension of the maturity date of the General Partner’s line of credit to July 30, 2010, during which period the Lenders are not required to advance any additional amounts.  Additionally, the GP Modification requires the General Partner, by October 30, 2009, to deliver deeds of trust on parcels of real property owned by the General Partner and assignments of promissory notes and related assignments of deeds of trust for notes receivable in favor of the General Partner to be selected by the Agent in its absolute discretion, and to provide title insurance for the deeds of trust delivered to the Agent.

The GP Modification also makes other significant modifications to the credit agreement, including the following:

•
The unpaid principal amount on the line of credit will bear interest prior to maturity at a rate per annum equal to 1.50% in excess of the prime rate in effect from time to time but in no event will interest accrue at less than 7.50% per annum.

•
The General Partner’s financial covenants regarding “Minimum Tangible Net Worth” and “Total Funded Debt to Tangible Net Worth Ratio” were modified, and the “Profitability” financial covenant was deleted and replaced with a “Cash Flow Coverage” covenant.

•
The General Partner will not be allowed to purchase or redeem any shares of its stock, declare or pay any dividends thereon, make any distributions to stockholders or set aside any funds for any such purpose and not prepay, purchase or redeem any subordinated debt prior to maturity.

•
All proceeds (less reasonable costs) to the General Partner from liquidating any real estate or other investment asset, and all principal payments received by the General Partner on notes receivable other than the currently due installment (other than at maturity), shall be paid to Lenders for application to the outstanding principal balances on the line of credit.

•	The General Partner will not be allowed to incur or permit to exist any new indebtedness.

The Partnership depends on the General Partner for the conduct of all Partnership business including, but not limited to, the origination of and accounting for all mortgage loans and the management of all Partnership assets including mortgage loans and real estate.  As a result of the unavailability of further advances on the line of credit and other terms and conditions of the GP Modification, the General Partner will continue to experience restricted liquidity and primarily will fund its operating cash requirements from its collection of management and servicing fees from the Partnership. Should the General Partner’s liquidity problem continue or worsen, the General Partner might be required to reduce the number of its employees or make other operational changes that could negatively impact the Partnership.  Additionally, the General Partner guarantees the Partnership’s bank line of credit, and under its terms, if the General Partner were to become insolvent or bankrupt, that would constitute an event of default under the Partnership’s credit agreement.  In order to protect the Partnership from these impacts, the Partnership may have to elect a new General Partner that may or may not have comparable experience in managing assets such as those held by the Partnership.

The Partnership has supplemented its Prospectus with respect to its offering of Units of Limited Partnership Interests, as set forth in Prospectus Supplement No. 2 dated October 19, 2009, in order to reflect the execution of the GP Modification. Prospectus Supplement No. 2 was sent to the Partnership’s limited partners on October 19, 2009, and is included with this report as Exhibit 20.

Section 2 – Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See discussion in Item 1.01 above regarding Modification to Credit Agreement of Owens Mortgage Investment Fund and Modification to Credit Agreement of Owens Financial Group, Inc.

Section 8 – Other Events

Item 8.01 Other Events.

Effective October 13, 2009, the General Partner adopted amendments to the Partnership’s Sixth Amended and Restated Limited Partnership Agreement, dated March 13, 2001.  The General Partner adopted the Partnership’s Seventh Amended and Restated Limited Partnership Agreement, dated October 13, 2009, in order to reflect the amendments, in accordance with the General Partner’s receipt of the approval of the amendments by limited partners holding a majority of the Partnership’s outstanding Units.  The limited partners’ approval of the amendments was sought in a Consent Solicitation Statement sent to the Partnership’s limited partners on or about July 1, 2009.

The principal effect of the adoption of the amendments is to place an annual aggregate limit of 10% of the Partnership’s capital on distributions authorized by the General Partner and withdrawals by limited partners.

The Partnership has supplemented its Prospectus with respect to its offering of Units of Limited Partnership Interests, as set forth in Prospectus Supplement No. 2 dated October 19, 2009, in order to reflect the adoption of these amendments and the resulting modification of the Partnership’s Units.  Prospectus Supplement No. 2 was sent to the Partnership’s limited partners on October 19, 2009, and is included with this report as Exhibit 20.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10 – Modification to Credit Agreement (Owens Mortgage Investment Fund)
Exhibit 10.1 – Modification to Credit Agreement (Owens Financial Group)
Exhibit 20 – Prospectus Supplement No. 2 dated October 19, 2009

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

By:  Owens Financial Group, Inc., General Partner

Dated:  October 19, 2009                                                      By:  /s/ William C. Owens
 William C. Owens, President